Exhibit 99.01

Press Release

Available for Immediate Publication: November 2, 2012

First National Bank of Northern California Reports Third Quarter 2012 Earnings of $1.33 Per Diluted Share

Source :FNB Bancorp (CA) (QTCQB :FNBG)

South San Francisco, California

Website: www.fnbnorcal.com

Contacts:

Tom McGraw, Chief Executive Officer (650) 875-4864

Dave Curtis, Chief Financial Officer (650) 875-4862

FNB Bancorp (Bulletin Board: FNBG), parent company of First National Bank of Northern California (the “Bank”), today announced net earnings available to common shareholders for the third quarter of 2012 of $4,783,000 or $1.33 per diluted share, compared to net earnings available to common shareholders of $817,000 or $0.23 per diluted share for the third quarter of 2011. During September 2012, Oceanic Bank Holding, Inc. and its wholly-owned subsidiary, Oceanic Bank, were acquired by FNB Bancorp. The material increase in earnings, assets and loans year over year were enhanced by this one time event. Dividend payments on the preferred shares outstanding were made as required by the Treasury Department’s Small Business Lending Program during the third quarter of 2012 and the third quarter of 2011. Total assets as of September 30, 2012 were $897,724,000 compared to $723,020,000 as of September 30, 2011. Our net loan totals increased by $103,828,000 or 23.4% during the nine months of this year, and our deposits increased $170,186,000 or 27.4% during the same time period. The Company’s liquidity position remains strong with $228,805,000 in available for sale securities and $70,803,000 in cash and cash equivalents as of September 30, 2012.

On September 15, 2011, Preferred Stock was issued by FNB Bancorp to the U. S. Treasury as part of the U. S. Treasury’s Small Business Lending Fund (“SBLF”). The initial dividend rate is 5%. Depending on the volume of our small business lending, it can decrease to as low as one percent. If our small business lending does not increase in the first two years, the rate will increase to seven percent. After 4.5 years, the dividend rate will increase to nine percent if the Company has not repaid the SBLF funding. The proceeds of this Preferred Stock investment were used to pay off the Preferred Stock Series A and B that were issued by the U. S. Treasury under the TARP program in 2009.

“With respect to the recent acquisition of Oceanic Bank, all the employees of Oceanic were offered employment with First National Bank of Northern California, so there were no layoffs that resulted from this transaction. Adding Oceanic Bank’s locations, customers, and employee expertise to that of our own will give us a greater presence in San Francisco. During the third quarter of 2012, our nonperforming loans continued to decrease, excluding the nonperforming loans acquired in the Oceanic Bank merger and one large nonperforming credit relationship was paid off in full.,” stated Tom McGraw, Chief Executive Officer

Financial Highlights: Third Quarter, 2012
Consolidated Statements of Earnings
(in '000s except earnings per share amounts)

	Three months	Three months	Nine months	Nine months
	ended	ended	ended	ended
	September 30,	September 30,	September 30,	September 30,
	2012	2011	2012	2011

Interest income	$8,355	$8,241	$24,115	$24,730
Interest expense	663	842	2,000	2,583
Net interest income	7,692	7,399	22,115	22,147
Provision for loan losses	(400)	(450)	(1,200)	(1,300)
Noninterest income	4,770	1,367	8,105	3,769
Noninterest expense	6,631	6,783	20,182	20,303
Income before income taxes	5,431	1,533	8,838	4,313
Income tax expense	490	344	1,381	1,141
Net earnings	4,941	1,189	7,457	3,172
Dividends and discount accretion on preferred stock	158	372	501	800
Net earnings available to common shareholders	$4,783	$817	$6,956	$2,372

Basic earnings per share	$1.36	$0.23	$1.98	$0.68
Diluted earnings per share	$1.33	$0.23	$1.95	$0.67

Average assets	$787,264	$724,083	$757,792	$716,068
Average equity	$90,135	$84,574	$88,834	$82,872
Return on average assets (annualized)	2.43%	0.45%	1.22%	0.44%
Return on average equity (annualized)	21.23%	3.86%	10.44%	3.82%
Efficiency ratio	53%	77%	67%	78%
Net interest margin (taxable equivalent)	4.58%	4.83%	4.55%	4.92%
Average shares outstanding	3,516	3,509	3,513	3,509
Average diluted shares outstanding	3,583	3,528	3,569	3,528

“During the third quarter, we demonstrated our ability to grow our deposits and our loan pipeline volumes are increasing. We have hired Stuart Keirle to enhance our business development efforts in San Francisco, and we have successfully expanded our lending reach into Santa Clara County with our loan production office in Sunnyvale. We are continually looking for ways to add value to our franchise, either through expansion of our branch and lending operations organically or through successful acquisitions. However, our primary objective has been, and will continue to be, to provide local banking services that our customers need with service levels that exceed expectations,” continued Mr. McGraw.

Financial Highlights: Third Quarter, 2012

Consolidated Balance Sheets
(in '000s)	As of	As of	As of	As of
	September 30,	December 31,	September 30,	December 31,
	2012	2011	2011	2010
Assets:
Cash and cash equivalents	$70,803	$38,474	$69,273	$60,874
Securities available for sale	228,805	187,664	152,376	126,189
Loans, net	547,549	443,721	456,106	474,828
Premises, equipment and leasehold improvements, net	12,761	13,227	13,399	13,535
Other real estate owned, net	1,923	2,747	2,988	6,680
Goodwill	1,841	1,841	1,841	1,841
Other equity securities	5,888	4,608	4,768	5,246
Accrued interest receivable	3,639	3,614	3,120	3,765
Prepaid expenses	1,513	2,107	1,753	2,843
Other assets	23,002	17,638	17,396	18,838
Total assets	$897,724	$715,641	$723,020	$714,639

Liabilities and stockholders' equity:
Deposits:
Demand and NOW	$254,611	$202,690	$201,823	$197,650
Savings and money market	351,078	310,237	324,321	305,390
Time	186,275	108,851	105,510	125,400
Total deposits	791,964	621,778	631,654	628,440
Accrued expenses and other liabilities	11,044	6,667	5,672	5,275
Total liabilities	803,008	628,445	637,326	633,715
Stockholders' equity	94,716	87,196	85,694	80,924
Total liab. and stockholders' equity	$897,724	$715,641	$723,020	$714,639

Other Financial Information
Allowance for loan losses	$8,582	$9,897	$9,646	$9,524
Nonperforming assets	$25,555	$21,845	$19,168	$23,392
Total gross loans	$556,131	$453,618	$465,752	$484,352

On September 21, 2012, FNB Bancorp completed its purchase of Oceanic Bank Holding, Inc., the sole shareholder of Oceanic Bank. As part of the purchase transaction, Oceanic Bank Holding, Inc. was merged into FNB Bancorp, and Oceanic Bank was merged into First National Bank of Northern California. The assets and liabilities were valued at fair value at the time the purchase was completed. Listed below is a summary of the balance sheet of Oceanic Bank at acquisition, the preliminary estimates of the balance sheet effects of recording the assets and liabilities at fair value, and the post-merger balance sheet positions that were merged into First National Bank of Northern California. The purchase transaction was an all cash deal for $27,750,000, which resulted in a bargain purchase gain of $3,666,133 which is recorded as non-interest income.

Oceanic Bank
Statement of Financial Condition
As of Friday, September 21, 2012 PST

	Balance	Merger and Fair		Balance
	as of	Market		post
Description	9/21/2012	Adjustments (2)		merger

Assets
Cash and Due From Banks	$9,297,624	$(27,671,585	)(1)	$(18,373,961)
Time deposits	17,096,333	—		17,096,333
MBS and CMO securities	5,292,917	(209,612)		5,083,305
Commercial paper investments	8,303,735	—		8,303,735
Gross loans	107,483,947	—		107,483,947
Loan purchase discount	—	(4,290,371)		(4,290,371)
Less: Allowance for loan and lease losses	(1,902,092)	1,902,092		—
Fixed assets and suspense accounts	42,867	—		42,867
Interest receivable	396,587	—		396,587
Prepaid assets	96,586	—		96,586
Deferred tax assets	1,008,860	972,000		1,980,860
Core deposit intangibles	—	109,544		109,544
Total assets	$147,117,364	$(29,187,932)		$117,929,432

Liabilities
DDA and savings deposits	$24,075,230	—		$24,075,230
Time deposits	83,544,506	49,401		83,593,907
Total deposits	$107,619,736	$49,401		$107,669,137

FHLB Borrowings	6,015,000	6,015,000
Deferred interest offset - FHLB Borrowings	—	81,711		81,711
Interest payable	163,735	—		163,735
Accounts payable	333,716	—		333,716
Total liabilities	$114,132,187	$131,112		$114,263,299

Equity:
Capital Stock	$10,000,000	$(10,000,000)		$—
Retained earnings	22,086,214	(22,086,214)		—
Bargain purchase gain	—	3,666,133		3,666,133
YTD 2012 net earnings	898,963	(898,963)		—
Total Equity	$32,985,177	$(29,319,044)		$3,666,133

Total liabilities and equity	$147,117,364	$(29,187,932)		$117,929,432

Footnotes:
1)	The $27,671,585 is the purchase price of $27,750,000 plus escrow costs less funds held in the name of Oceanic Holding, Inc. They are not fair value adjustments to book valuations.
2)	All fair market value adjustments contained in this schedule are based on the facts known at this time. Subsequent information may become available that could cause these fair market adjustments to change.

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management's assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally or regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by FNB Bancorp with the Securities and Exchange Commission, should be carefully considered when evaluating its business prospects. FNB Bancorp undertakes no obligation to update any forward-looking statements contained in this release.